EXHIBIT 23.1

DIXON ODOM PLLC

Certified Public Accountants and Consultants

CONSENT OF INDEPENDENT AUDITORS

To the Board of Directors

American Community Bancshares, Inc.

Charlotte, North Carolina

We consent to the incorporation by reference in this registration statement of American Community Bancshares, Inc. on Form S-4 of our report, dated February 10, 2003 for the year ended December 31, 2002.

/s/ Dixon Odom PLLC

Sanford, North Carolina

January 14, 2004